Exhibit 23.10

CONSENT OF MORGAN STANLEY & CO. INCORPORATED

We hereby consent to the use in Amendment No. 1 to the Registration Statement of Petrohawk Energy Corporation on Form S-4 and in the Joint Proxy Statement/Prospectus of Petrohawk Energy Corporation and KCS Energy, Inc., which is part of the Registration Statement, of our opinion dated April 20, 2006 appearing as Annex C to such Joint Proxy Statement/Prospectus, and to the description of such opinion and to the references to our name contained therein under the headings “Summary—Matters To Be Considered in Deciding How to Vote;” “The Merger—Background of the Merger;” and “The Merger—Opinion of Morgan Stanley to the KCS Board of Directors.” In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations promulgated thereunder.

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Michael J. Dickman
Michael J. Dickman
Managing Director

New York, New York

May 31, 2006